MANAGEMENT DISCUSSION SECTION

Operator: Good morning and welcome to the Independent Bank Second Quarter 2011 Earnings

Conference Call. All participants will be in a listen-only mode. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference over to Chris Oddleifson. Please go ahead, sir.

Chris Oddleifson, President, Chief Executive Officer & Director

Thank you and good morning, everyone, and thank you for joining us today. I am accompanied, as always, by Denis Sheahan, our Chief Financial Officer, who will elaborate on our financial results following my comments.

But before I start, I want to say this call may contain forward-looking statements with respect to the financial conditions, results of operations and business of Independent Bank Corp. Actual results may be different. Independent Bank Corp. cautions you against unduly relying upon any forwardlooking statements and disclaims any intent to update publicly any forward-looking statements,

whether in response to new information, future events or otherwise.

Okay, well, we continued our positive momentum into 2011 with another solid performance in the second quarter. Our net income came in at $11.1 million or $0.52 per share. The bottom line did include modest security gains and contributed $0.02 to EPS, which we generally don’t consider a part of operating earnings. Even on that lower basis, we came in well ahead of last year’s $0.38 per share. Once again, the quarter was marked by very strong customer volumes emanating in our priority businesses.

Our commercial banking has continued its great momentum. Commercial loans grew by a resounding 15% annualized rate in the second quarter. Much of this is driven by the C&I sector where we continue to add quality names to our client base. The commercial real-estate portfolio grew nicely as well, and we continue to see good, well-structured deals. Our overall commercial pipeline is strong and this trend is not an aberration, but one in a series of double digit growth quarters in our commercial portfolio, and importantly I can assure you that our success here is not coming from any relaxation of credit standards on our part. Rather it is a direct result of our focused efforts over the last two years to cultivate and grow this business. Our emphasis on serving as a reliable source of credit through thick and thin, maintaining high visibility in the marketplace and adding experienced lenders to our ranks is really paying off.

The commercial business is definitely a competitive strength of ours that we intend to keep investing in and capitalizing on. Towards that end, we are contemplating various initiatives such as expanding our array of commercial loan centers into other key markets, adding proven seasoned lenders or teams to our cadre of relationship managers. Overall loan growth was also helped by steady upward trajectory of our home equity portfolio. It grew by over 8% annualized in Q2.

Moving to deposits, the picture in the second quarter was very encouraging. Total deposits grew by nearly 6% on un-annualized over first quarter levels. Core deposits led the way once again and now stand at 82% of the total. Growth came from all segments, retail, corporate and municipal. We kicked off a major brand marketing campaign across a range of TV and print media earlier this year. It’s generating a terrific response. Its centerpiece is a new word, freeness. We mean we do not have all of the nuisance charges that customers detest.

We also hired a Chief Marketing Officer, Mark Gibson, to lead our combined branding, marketing,

product management and PR activities. Mark brings over 25 years of banking experience from larger financial institutions and he joins our executive leadership team.

Our other high priority business, investment management continues to achieve considerable progress as well. Revenues are up 15% for the first six months and assets under management have reached $1.7 billion.

Turning to the balance sheet, we continue to be in excellent shape here too. NPAs continue their downward trajectory. Net charge-offs and provisions were up in the second quarter, but trends here are inherently lumpy and we have not altered our original assumptions for the full year. Delinquency rates fell within the quarter as well. Capital ratios are healthy and remain well above regulatory guidelines. So all in all a good quarter.

Our performance track record has not gone unnoticed. Last week Fitch upgraded our long-term issuer rating, citing the consistency in our financial performance, solid credit quality and liquidity,

and our good core funding base. And, needless to say, we were very encouraged by this announcement.

I always have some commentary on the macro picture on these calls. In terms of our overall posture, we remain solidly in the middle between the rose colored crowd and the doom and gloomers. We do stay grounded within our current realities. Fortunately, Massachusetts continues to paint a better picture than the nation at large.

Our economy grew at a 4.2% last year. Unemployment for this state remains below 8%. And actually the Boston area unemployment rate is below 7%. We are reflecting the resilience of some of our indigenous industries. We are also seeing the beginning of a revival of some stalled large scale construction projects in the Greater Boston area. If the housing picture does remain a model and real sustainable growth in our region ultimately depends upon a fundamental improvement in the national picture.

For us we’re certainly not waiting around for external environment to get better, we’re generating a lot of good momentum. We’re focused on growing our customer base and investing in our franchise. My colleagues are really engaged and doing a fabulous job in enhancing the Rockland

Trust franchise. In fact, our most recent internal survey, 98% of my colleagues expressed themselves as either being satisfied or extremely satisfied working at Rockland Trust. And it’s an extraordinarily high number.

So on that very positive note, I’ll end it here and hand it over to Denis.

Denis K. Sheahan, Chief Financial Officer & Treasurer

Thank you, Chris, and good morning. Independent Bank Corp. reported net income of $11.1 million and GAAP diluted earnings per share of $0.52 in the second quarter of 2011 as compared to net income of $11.2 million and diluted earnings per share of $0.52 in the first quarter of this year.

The second quarter, as Chris mentioned, included security gains of $723,000 pre-tax or $0.02 per diluted share. On a year-over-year basis operating earnings improved by 24% to $1.02 per diluted share.

Key topics in the second quarter. We are very pleased with this quarter and the year-to-date performance and feel we’re on a really good track for the year. Loan growth, deposit growth and asset quality trends are exceptional, and I’ll comment on each of these separately. Key performance ratios were also solid in the second quarter with return on average assets at 95 basis points; return on equity, 9.78%; and the net interest margin reporting at 3.97%.

Loan growth was strong again in the second quarter with total loans growing almost 3% and commercial lending, again, a standout. Commercial loans are up over 11% year-to-year. And it’s fair to say the total loan growth of almost 5% year-to-date has greatly exceeded the expectation we established at the beginning of the year.

The good news is we don’t believe the growth is done. We expect growth will continue, albeit at a more modest pace, for the rest of the year through growth in both share and new lender hires due to the continued turmoil in the market.

Deposit growth in the quarter was a real positive due to a combination of our typical seasonality and growth in the municipal and commercial deposit base. Our increased marketing presence in the consumer deposit space is beginning to pay dividends, as new consumer DDA openings are 40 plus percent ahead of last year’s pace.

Asset quality trends remain excellent and top decile among banks in the nation. Net charge-offs were up somewhat in the second quarter as they increased to $3.3 million or 36 basis points of loans. And loan workout expense increased, as reflected in the non-interest expense category.

However, these actions resulted in a decrease in non-performing assets to $31 million or 64 basis points of assets, and loan delinquency fell to a low 83 basis points.

Early stage delinquency — that’s the 30 to 89-day bucket – also fell nicely to 48 basis points of loans. These delinquency trends and level of non-performing assets bode well for the level of charge-offs and provisioning levels for the remainder of this year. We expect charge-offs to be around $11 million for the year and loan loss provision to be approximately $13 million, at the low end of the ranges previously discussed.

The net interest margin decreased to 3.97% from 4.02% in the first quarter. With the higher level of loan growth experienced year-to-date and the continuing prospects of good growth, in addition to our relative inability to further reduce the cost of deposits, we expect this trend to continue with the net interest margin reducing in the second half of the year to a range of 3.90% to 3.95%.

Non-interest income, excluding securities gains, improved modestly in the second quarter due to improved service charge, interchange and investment management revenue, somewhat offset by lower mortgage banking and derivatives fee revenue.

Non-interest expense was up 1% on a linked quarter basis, with the timing variances seen in the other expense category, largely loan workout expense, which is up about $800,000, and marketing up about $800,000 on a linked quarter basis.

And now earnings guidance. At the end of the first quarter we provided an estimate of diluted earnings per share on an operating basis of $2.07 to $2.17. We remain comfortable with that range.

That concludes my comment. Chris?

Chris Oddleifson, President, Chief Executive Officer & Director

Okay. Thank you very much. Operator, we’re ready for questions.

QUESTION AND ANSWER SECTION

Operator: Okay, thank you. [Operator Instructions] Our first question is from Mark Fitzgibbon with

Sandler O’Neill. Please go ahead, sir.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Hey, gentlemen, good morning.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Good morning, Mark.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: First question, could you maybe share with us the size of your loan pipeline right now?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Sure. Okay. Mark, I’ll give you two numbers. The gross pipeline, which is approved and everything that’s been received is very strong. It ranks number four out of the last 12 months, so the fourth highest in the last 12 months.

The approved pipeline is low because of all the closings that we had here, both in the first and in the second quarter. It ranks 10th out of the last 12 months. I think the way I’d translate that is assuming that the gross pipeline, which is very strong, continues to move its way through our process, I think we could expect a decent fourth quarter. But near-term, third quarter with this being

10th out of the last 12 months, third quarter for commercial may be slower.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Okay. And then secondly, and it’s sort of related to that. As you see balance sheet growth start to resume here, do you think you have sufficient capital to be able to support that growth or might you need to get some additional capital?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: No, we’re still feeling very good about our capital levels. One of the great things about this company is we generate a lot of capital on a quarterly basis. Yes, tangible common equity/tangible assets dropped on a linked quarter basis, but we feel very good about growing it between now and the end of the year.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Okay. And then could you just maybe update us on your de novo plans, what you have in process?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Mark, this is Chris.

The way we approached it was by establishing what our high priority markets are throughout our region and continue to looking for a really good location in high priority markets. So we have a list of

10 or 15 markets we’d like to explore entering. But, as you might imagine, the gating factor is finding a location. So, no, we won’t go sequentially to that list. But we would anticipate that over the next hopefully six to nine months, we’ll find a couple locations and announce some openings.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: And are those, sort of, in —

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: You’re reading some of these big banks are growing – are building hundreds of branches a year. We’re not in a mode, we’re very, very careful with our denovo strategy.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Okay. So they would sort of extend out your existing franchise you would expect?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Yes.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: No leapfrogging to new markets or anything?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Well, I mean new micro markets. I mean in terms of leapfrogging into like cities and so on, that’s less likely, although still possible.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Okay. Thank you.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Thank you.

Operator: Our next question is from Damon DelMonte with KBW. Please go ahead.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Hi. Good morning, guys. How are you?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Hi, Damon.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: I was wondering if you could talk a little bit about Reg E. I believe you guys were in a position to actually benefit from the implementation of the rule changes. Has that been fully reflected in the numbers yet?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yeah, Damon, this is Denis. I think to a great degree, yes. But we were a little late in getting the program rolling out when others were seeing a lot of benefit, in I think the third quarter last year, we were later than most. So, I think most of it is reflected at this point, but we’re going to continue to offer the services associated with Reg E to our customer base and see if there’s a greater uptick.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Okay. So, what we saw this quarter is probably a decent run rate?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Okay, great. And then could you just provide a little commentary on some of the pricing trends you’re seeing on the commercial lending side?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes. We talked to our senior lender and we talk to our treasury group frequently. It certainly is becoming increasingly competitive. But just simply, we’re not seeing the kind of credit spreads that existed a couple of years ago, but that’s understandable, right. I mean as those banks that had issues repair themselves,

they are going to get more aggressive on the commercial side and consumer side again.

And we’re seeing that. But we’re very happy with the kind of business that we’re booking.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Okay. And who would you say your biggest competitors are? Has the landscape on the competitive front changed? Are you seeing different names enter into the mix now?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: No.

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: No.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Not really, no. That’s the same names.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Okay. That’s all I have for now. Thank you.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Thanks.

Operator: Our next question is from Laurie Hunsicker with Stifel, Nicolaus. Please go ahead.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Yeah. Hi, good morning.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Good morning, Laurie.

How are you?

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Good, thanks. Wondered if you could just address the trends in the non-interest income. The wealth management was incredibly strong and I remember that historically 2Q is strong. And I wonder if you could just help us going forward with that line item and just remind me again why that’s strong?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: We do a lot of tax prep work in the second quarter. So a lot of that income falls in the second quarter.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: And so if we were to look at that just say,

for example, for third quarter, it would likely be back to about $3.2, $3.3 from the $3.6 that it was?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Probably be trending slightly higher, but...

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes, trending slightly and then the

$3.3 is a reasonable number to use.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay, great. And then just jumping on to your other, other non-interest expense, linked quarter you went from $8.7 million to $11 million. And you have some discussion of that in the press release. But I just wonder if you could give us a little bit more color. I mean obviously that includes OREO write-downs that you also had last quarter.

You said the marketing increased to $800,000 approximately. What – is there anything nonrecurring in that number?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Well, we’re not going to have that level of marketing spend continually. This was a real burst in the campaign. So we expect that marketing spend to taper down. Loan workout, to try and get the delinquency and nonperforming numbers that we do, sometimes you’ve got to spend a little bit more on workouts. So we wouldn’t expect to necessarily have that level of workout expense for the rest of the year either. I mean our trend.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: I guess just looking at it linked quarter, it was up $2.3 million, even if I took out the entire marketing spend and the REO cost in full —

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: There’s still such an increase to that number? In other words, even if I netted it down to completely zero that you’re still $700,000 up linked quarter. I mean is there anything non-recurring there?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: $300,000 if it was examined audit.

Some of that is the annual state assessment. There was an increase in rate in the annual division of banks’ assessment. What happens there is then you have to not only recognize the current period but go back and accrue current for the increase in rate. That’s part of it. We also had a number of audits, like the 401(k) audit, our new market tax credit area audit. So those things inflated examined audit expense in the quarter as well. Overall, I can give you a sense, if it will be helpful where we think total non-interest expense will land in the second half of the year. It will be in the region of – our current forecast has us at about $35.5 million each quarter for the rest of the year.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay. And then I guess just going back to

Mark’s question on de novo, assuming that in the next whenever, six to nine months you do find locations, do you guys have a cap on how many branches you would open per year, so that you’re cognizant of drag of earnings? Are you looking at it – this the expansion opportunity and it could be two, it could be six or? I mean —

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Yes, I think from a practical perspective – we haven’t actually discussed what the cap is, but I think for practical purposes, it would not be more than two or three a year. Yes, anything, Denis?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes. For a variety of reasons,

that’s about right to manage and thus the way we talk internally is that kind of growth pattern.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay, great. And then I guess last question, Chris, to you, I ask you this every quarter but we like to sort of get your feedback here.

On the acquisition opportunities generally that you’re seeing or not seeing or seller expectations,

what’s your feeling out there? You guys certainly have the currency.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Yes, well, Laurie,

we’re opportunistic when boards of directors raise their hand and say they want to talk, we’d love to be at the table. Having said that, two things we’re very disciplined and thinking about, our past acquisitions really have demonstrated that, that we’re going to pay a price that is fair and gives our shareholders an adequate return. And two, as the last few quarters growth have indicated, we are not dependent on growing through acquisition. I mean we have lots of opportunity in organic growth and so our real focus is there. And if an opportunity comes up, we would love to engage.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay, great. Thanks.

Operator: Our next question is from David Darst with Guggenheim Securities. Please go ahead.

<Q – David Darst – Guggenheim Securities LLC>: Hi, good morning.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Good morning, David.

<Q – David Darst – Guggenheim Securities LLC>: Could you go over some of the marketing programs that you’ve put in place? What your – type of clients you’re targeting and the length of the program? And then do you attribute the DDA growth – I think you said it was up 40% for accounts above a year ago. Is that in conjunction with this program or is that prior to the launch?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes there’s a lot in your question, David. To start with, the DDA growth, the number that I gave, the 40% growth is growth in consumer DDA. That would not account for all of the increase in demand deposits that we saw in the quarter. One of the reasons we have such a good base of DDA is commercial business. And when we solicit credit from a client, we also solicit the deposit business. And that’s why our DDA growth has been so good. I think you need to relate that back to the lending businesses.

So, that growth in 40% DDA, it’s in consumer free checking. So that’s not going to account for a lot of necessarily the deposit growth. It’s mostly on the commercial side. As far as the length of the program, we have been running this program for the entire year, but with a much greater emphasis in the second quarter including TV, print, online, et cetera.

That campaign has largely run its course here at the end of the second quarter. And we’re evaluating additional strategies in the second half of the year that we may add. Does that answer your question, David?

<Q – David Darst – Guggenheim Securities LLC>: Yes. And then with the deposit service charges, how much of the growth this quarter is seasonal and how much of it would you attribute to the new account growth? And then what’s your impact for interchange that you expect to have just from a competitive standpoint? Do you think you’ll have some pressure or not relative to bidding against larger banks?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: I think, and Chris you can have a comment on this. So I think the whole industry is debating this issue of interchange above and below $10 billion and will it have an effect or won’t it. So we think it will have some effect.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Yes, you can read the expert commentary that argues both sides and the argument that the market will find the lower price and then the argument that the big box retailers are not going to decline the sale if somebody does not have a debit card from an institution $10 billion or higher. So our sense is that it’s not going to have an immediate effect, and we’re going to monitor it very closely.

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Then on the service charges,

David, I think some of it is seasonal in nature. But it’s also we’ve seen a pretty steady increase over the past, I guess, the past two and three quarters as a result of this whole opt-in program. And so, I wouldn’t expect a big falloff in service charges in the third quarter, certainly maybe some in the fourth.

<Q – David Darst – Guggenheim Securities LLC>: Okay. Thanks.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Thank you.

Operator: Our next question is from Mac Hodgson with SunTrust.

<Q – Altaf Noormohmad – SunTrust Robinson Humphrey>: Hey good morning guys, this is

Altaf Noormohmad filling in for Mac Hodgson. Just had some questions on the commercial loan growth that you guys saw this quarter. More specifically, if you can tell us if the growth was driven by utilization or if there was new relationships, and also if you can talk about the industries and geographies that drove that growth?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Sure. Most

of the growth was new relationships and new business from existing relationships. There certainly was a component of it that was utilization. We believe that the increase due to utilization is around the 40% level and the rest is new business, as I said, either from existing or new clients. As far as the kind of industries and C&I, it’s consistent with the broad diversification that we have across our entire loan portfolio. It ranges from equipment rental and leasing, the medical services industry,

manufacturing, computer programming services, it’s across the board, electrical equipment manufacturer, medical imaging...

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: And we deal with businesses that are within our geography.

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Businesses that we know.

<Q – Altaf Noormohmad – SunTrust Robinson Humphrey>: Okay, that’s helpful. And, also in your remarks, you’d mentioned investing – continuing your commercial lending focus and investing in it. Just thinking about the M&A and the disruption that’s taking place in the Northeast, what is your sense for additional opportunities that may exist for market share gain and are you looking to pursue hiring bankers that may be looking for opportunities to move somewhere else?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Yes, of course, we can’t get too specific here, but I think you point out two opportunity areas. With acquisitions comes disruption and some dislocation both in the customer and the lender side. And we have benefited and hope to benefit from that in the future as well.

<Q – Altaf Noormohmad – SunTrust Robinson Humphrey>: Okay. And last one on credit. Given of course the strong improvement in your non-performers and also the fact that your inflows into non-performing were steady, how should we think about reserves going forward and do you expect provision to continue matching charge-offs?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>:That’s our

current thinking. But things can change on a quarterly basis depending on what happens in non-

performing, delinquency, charge-off levels, et cetera. But our current thinking is, we would likely be providing in excess of net charge-offs. But it depends on the situation.

<Q – Altaf Noormohmad – SunTrust Robinson Humphrey>: Okay, great. Thanks, appreciate the color.

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Sure.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Thanks.

Operator: Our next question comes from Bryce Rowe with Robert W. Baird. Please go ahead.

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Thank you, good morning.

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Good morning, Bryce.

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Just a couple questions.

Denis, what is the absolute level of the loan workout costs for the second quarter?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Bryce, I have to get back to you. As I will have to add up a bunch of categories to give you that. So I can get back to you on that.

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: And while you look for that,

I’ll ask another question. If we look at the balance sheet, you had a pretty big spike in cash balances or cash and cash equivalents. Any guidance as to how you deploy that cash and maybe talk a little bit about the effects of seasonality on deposit flows for the second half of the year?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: The cash will be deployed into loans. We don’t plan to deploy it into securities to any great degree. We think, again, you look at our loan growth year-to-date, we knew that we had to get on raising deposits a little bit here because we’ve had very good growth. And as I said in my comments, we see it continuing not necessarily at the robust pace of the first half, but certainly some pretty good growth. We see loans for the year being up in that 6% to 7% range. So, that cash will get deployed into loans.

And as far as the seasonality in deposits, Bryce, I mean if you look at our trends over the years, we typically come up in Q2, it holds in Q3, and then late Q4, begins to dip. And that dip continues into

Q1 and then it rebuilds. It’s a seasonality largely in our business base. But also some consumers would head to Florida or what have you for the good weather. But it’s largely in our businesses that that happens and those are the kind of trends that we’ve seen over time.

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Okay. Last question, if you could talk – is there a possibility of kind of attributing loan growth to newer lender hires versus kind of share takeaway?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Bryce, sorry,

what was the question?

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: You guys have talked about hiring new lenders over the recent past. Any way to attribute growth to the newer lenders versus just, I guess, existing business and taking share from competitors?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Well, the two overlap of course. We don’t have at our fingertips the new lender – you’re talking about what new lenders generate versus what our existing lenders generate?

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Right. And I know it’s tough to extrapolate, but perhaps you had it there?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Yes, I will say this,

Bryce, that we have a pretty robust performance management to the system across our bank including the commercial arena. So, we expect good production from all our lenders, new lenders, existing lenders, younger-tenured lenders, longer-tenured lenders.

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Chris, how many lenders have you guys hired in the last year or so?

<A – Chris Oddleifson – President, Chief Executive Officer & Director>: Oh, I don’t have that in front of me. I would imagine we have a total of about 45 lenders across our system. I’d say we probably have hired, I think, probably in the six to eight category over the last 12 to 18 months.

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Okay. That’s all I have...

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Bryce?

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Yeah.

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: I’d give you an estimate of all the different workout categories because it’s contained in a variety of areas, legal loan collection,

selling an OREO asset at a loss, revaluation of OREO properties. If they sit in OREO for too long,

they end up getting reappraised, revalued. You occasionally have to write those down and then foreclosure expenses, taxes, other, et cetera. I’d estimate in the second quarter, it’s in the

$1.3 million to $1.5 million all in.

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Okay. And do the OREO

related costs, did they account for a larger percentage of the loan workout costs for the second quarter?

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Yes, it’s about $0.5 million between a loss and the sale of a property and revaluing the OREO properties. So, those were pretty significant.

<Q – Bryce Rowe – Robert W. Baird & Co. Equity Capital Markets>: Okay, thank you.

<A – Denis Sheahan – Chief Financial Officer & Treasurer>: Sure.

Operator: Once again, as a reminder, if you do have a question, please press *, then one, on your touchtone phone. Gentlemen, yes, I have no further parties in the question queue.

Chris Oddleifson, President, Chief Executive Officer & Director

Well, thank you very much everybody. We look forward to talking to you next quarter.

Denis K. Sheahan, Chief Financial Officer & Treasurer

Thank you.

Chris Oddleifson, President, Chief Executive Officer & Director

Have a good weekend.

Denis K. Sheahan, Chief Financial Officer & Treasurer

Bye.

Operator: The conference has now concluded. Thank you for attending today’s presentation.

Please disconnect your lines.

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